Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

BMP SUNSTONE CORPORATION

1. OFFICES.

1.02 Offices. The Corporation shall maintain its registered office in the State of Delaware, and such other offices, either within or without the State of Delaware, at such locations as the Board of Directors may from time to time determine or the business of the Corporation may require.

2. SEAL.

2.01 Seal.

(a) The Corporation shall have a seal, which shall have inscribed thereon its name and year of incorporation and the words “Corporate Seal Delaware.”

(b) The seal shall be kept in safe custody by the Secretary of the Corporation. It shall be affixed by the Chairman of the Board, the President or any Vice President, the Secretary or any Assistant Secretary, or the Treasurer to any corporate instrument or document requiring it to be sealed, by practice or by law, and when so affixed, it may be attested by the signature of the officer so affixing the seal.

3. MEETINGS OF STOCKHOLDERS.

3.01 Annual Meetings.

(a) Annual meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine by resolution and set forth in the notice of the meeting. In the event that the Board of Directors fails to so determine a time, date and place for the annual meeting, it shall be held at the principal office of the Corporation at 10:00 a.m. on the first Tuesday of May of each year. In the event such day shall fall upon a legal holiday, then the annual meeting shall be held on the next succeeding business day at the aforementioned time and place.

(b) At each annual meeting the stockholders shall, by plurality of the votes cast, elect directors and transact such other business as may properly be brought before them.

(c) The Board of Directors may, in advance of any annual or special meeting of the stockholders, adopt an agenda for such meeting, adherence to which the Chairman of the Board may enforce.

3.02 Special Meetings. Special meetings of the stockholders of the Corporation, for any purpose or purposes, unless otherwise prescribed herein or by statute, (i) may be called by the Chairman of the Board and (ii) shall be called by the Secretary at the written request, or by resolution adopted by the affirmative vote, of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Stockholders of the Corporation shall not be entitled to request a special meeting of the stockholders.

3.03 Notice of Meetings.

(a) Notice of meetings of the stockholders shall be in writing and shall state the place (which may be within or without the State of Delaware), date and hour of the meeting and in the case of a special meeting, the purpose or purposes for which a meeting is called. No business other than that specified in the notice thereof shall be transacted at any special meeting.

(b) Such notice shall either be delivered personally or mailed, postage prepaid, to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 calendar days before the date of the meeting. If mailed, the notice shall be directed to the stockholder at his or her address as it appears on the records of the Corporation. Personal delivery of any such notice to any officer of a corporation or association or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership.

(c) Notice of any meeting of stockholders need not be given to any stockholder if waived by such stockholder in writing, whether before or after such meeting is held, or if such stockholder shall sign the minutes or attend the meeting.

3.04 Stockholder Notices. At any meeting of the stockholders, only such business shall be conducted, and only such proposals shall be acted upon as shall have been brought before the meeting (i) by, or at the direction of the Board of Directors or (ii) by any stockholder who complies with the notice procedures set forth in this Section 3.04 (or for election of directors, within the notice provisions set forth in Section 4.03).

(a) For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation (i) in the case of the 2004 annual stockholders’ meeting, not later than February 1, 2004, and (ii) in the case of all subsequent annual stockholders’ meetings, not more than 150 calendar days nor less than 90 calendar days before the first anniversary of the date of the Corporation’s proxy statement in connection with the previous year’s annual stockholders’ meeting. However, if the Corporation did not hold a meeting of stockholders the previous year, or if the date of this year’s annual meeting of stockholders has been changed by more than 30 days from the date of this year’s annual meeting, then a stockholder’s notice must be received 45 calendar days before the Corporation begins to print and mail its proxy material.

(b) A stockholder’s notice to the Secretary shall in addition set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the annual stockholders’ meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class, series and number of shares of the corporation that are beneficially owned by the stockholder on the date of such stockholder notice and (iv) any material interest of the stockholder in such business.

(c) The Secretary of the Corporation shall deliver each such stockholder’s notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 3.04. If the Chairman of an annual meeting shall, if the facts warrant, determine that the business was not brought before the meeting in accordance with the procedures prescribed by this Section 3.04, he or she shall so declare to the meeting that the business was not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 3.04, a stockholder seeking to have a proposal included in the Corporation’s proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, Rule 14a-8 or its successor provision.

3.05 Adjourned Meetings. The Chairman shall have the authority to adjourn meetings of stockholders from time to time in his or her discretion without notice to the stockholders other than an announcement at the meeting. When a meeting is adjourned to another time or place, unless otherwise provided by these Bylaws, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders may transact any business that might have been transacted at the original meeting. If an adjournment is for more than 30 calendar days or if after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

3.06 Quorum and Adjournment. Except as otherwise provided by law, by the Certificate of Incorporation of the Corporation or by these Bylaws, the presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the stock issued and outstanding, entitled to vote thereat, and the voting rights of which are not suspended, shall be requisite and shall constitute a quorum for the transaction of business at all meetings of stockholders. If, however, such majority shall not be present or represented at any meeting of stockholders, the stockholders present, although less than a quorum, shall have the power to adjourn the meeting.

3.07 Majority Vote Required. When a quorum is present at any meeting of stockholders, the affirmative vote of the majority of the aggregate voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on subject matter shall constitute the act of the stockholders, unless by express provision of the law, the Certificate of Incorporation or these Bylaws a different vote is required, in which case such express provision shall govern and control.

3.08 Manner of Voting. At each meeting of stockholders, each stockholder having the right to vote, and whose voting rights have not been suspended shall be entitled to vote in person or by proxy. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed before being voted. Each stockholder shall be entitled to vote each share of stock having voting power registered in his name on the books of the Corporation on the record date fixed, as provided in Section 6.04 of these Bylaws, for the determination of stockholders entitled to vote at such a meeting. All elections of directors shall be by written ballot.

3.09 Proxies.

(a) At any meeting of stockholders, any stockholder may be represented and vote by proxy or proxies appointed by written form of proxy. In the event that any form of proxy shall designate two or more persons to act as proxies, a majority of such persons present at the meeting or, if only one shall be present, shall have and may exercise all of the powers conferred by the form of proxy upon all of the persons so designated unless the form of proxy shall otherwise provide.

(b) The Board of Directors may, in advance of any annual or special meeting of the stockholders, prescribe additional regulations concerning the manner of execution and filing of proxies and the validation of the same, which are intended to be voted at any such meeting.

3.10 Written Authorization. A stockholder or a stockholder’s duly authorized attorney-in-fact may execute in a written notice authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the stockholder or such stockholder’s duly authorized attorney-in-fact or authorized officer, director, employee or agent signing such writing or causing such stockholder’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

3.11 Electronic Authorization. The secretary or any Vice President may approve Procedures to enable a stockholder or a stockholder’s duly authorized attorney-in-fact to authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which the inspector of election can determine that the transmission was authorized by the stockholder or the stockholder’s duly authorized attorney-in-fact. If it is determined that such transmissions are valid, the inspectors shall specify the information on which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 3.11 may be used for any purpose which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

3.12 Presiding Officer and Secretary. At all meeting of the stockholders, the Chairman of the Board of Directors shall act as Chairman. In the absence of the Chairman of the Board of Directors, or, if present, with their consent, a majority of the shares entitled to vote at such meeting, may appoint any person to act as Chairman. The Secretary of the Corporation shall act as Secretary at all meetings of the stockholders. In the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting. The Chairman shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry into such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

3.13 Disregard of Nomination or Proposal. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the person presiding over any meeting of the stockholders shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made in accordance with the procedures set forth in Article 3 or Section 4.03 and, if any proposed nomination or business is not in compliance with such provisions, to declare that such defective proposal or nomination shall be disregarded.

3.14 Inspections of Elections. The Board of Directors by resolution shall appoint one or more inspectors of election (which may include individuals who serve the Corporation in other capacities including, without limitation, as officers, employees, agents or representatives of the Corporation) to act at any meeting of the stockholders and make a written report thereof. Such appointments shall be made in accordance with, and each inspector shall have the duties prescribed by, Section 231 of the Delaware General Corporation Law (the “DGCL”).

4. DIRECTORS.

4.01 Powers. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the Certificate of Incorporation of this Corporation or by these Bylaws conferred upon or reserved to the stockholders of any class or classes.

4.02 Number and Classifications.

(a) The Board of Directors of the Corporation shall consist of not less than one member and not more than ten members as may be fixed from time to time by resolution of the Board of Directors.

(b) Election of directors shall be conducted as provided in the Certificate of Incorporation, in these Bylaws, or by applicable law as may be fixed from time to time by resolution of the Board of Directors.

4.03 Nominations. No person shall be elected to the Board of Directors of this Corporation at an annual meeting of the stockholders, or at a special meeting called for that purpose, unless a written nomination of such person to the Board of Directors: (i) is made by a stockholder of the Corporation who is entitled to vote at such meetings shall be received by the Secretary of the Corporation (A) not more than 150 calendar days nor less than 90 calendar days before the first anniversary of the date of the Corporation’s proxy statement in connection with the previous year’s annual stockholders’ meeting, or (B) if the Corporation did not hold a meeting of stockholders the previous year, or if the date of this year’s annual meeting of the stockholders has been changed by more than 30 days from the date of the previous year’s meeting, then no less than 45 calendar days before the Corporation begins to print and mail its proxy material; or (ii) is made by or at the direction of the Board of Directors.

4.04 Resignations. Any Director may resign at any time by giving written notice to the Board of Directors or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective.

4.05 Removal. At any special meeting of the stockholders duly called as provided herein, any Director may be removed from office in accordance with the DGCL and the Certificate of Incorporation and the successor of the Director so removed may be elected at such meeting. Any vacancy may be filled as provided in Section 4.06.

4.06 Vacancies.

(a) In case any vacancy shall occur on the Board of Directors because of death, resignation, retirement, disqualification, removal, an increase in the authorized number of directors or any other cause, the Board of Directors may, at any meeting, by resolution adopted by the affirmative vote of a majority of the Directors then in office, though less than a quorum, elect a director to fill such vacancy.

(b) If, as a result of a disaster or emergency (as determined in good faith by the then remaining directors), it becomes impossible to ascertain whether or not vacancies exist on the Board of Directors, and a person is or persons are elected by directors, who in good faith believe themselves to be a majority of remaining directors, to fill a vacancy or vacancies that said remaining directors in good faith believe exists, then the acts of such person or persons who are so elected as directors shall be valid and binding upon the Corporation even though (i) there was in fact no vacancy or vacancies existing on the Board of Directors, or (ii) the directors who so elected such person or persons did not in fact constitute a majority of the remaining directors.

4.07 Presiding Officer and Secretary. At each meeting of the Board of Directors, the Chairman of the Board shall preside, and the Secretary shall act as secretary of the meeting. The Board, in its discretion, may appoint another member of the Board or an invitee to act as Recording Secretary at any meeting of the Board.

4.08 Annual Meetings. The Board of Directors shall meet each year immediately following the annual meeting of the stockholders, at the place where such meeting of stockholders has been held, or at such other place as shall be fixed by the person presiding over the meeting of the stockholders at which such directors are elected, for the purpose of organization, election of officers, and consideration of such other business as the Board considers relevant to the management of the Corporation.

4.09 Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such times and places, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. In the absence of any such determination, such meetings shall be held at such times and places, within or without the State of Delaware, as shall be designated by the Chairman of the Board on not less than two calendar days’ notice (specifying the time and place of the meeting and the agenda thereof) to each director, given verbally or in writing either personally, by telephone, by facsimile transmission, by mail, by courier service, by telegram or by telex.

4.10 Special Meetings. Special meetings of the Board of Directors shall be held at the call of the Chairman of the Board at such times and places, within or without the State of Delaware, as he or she shall designate, on not less than one calendar day’s notice (specifying the time and place of the meeting and the agenda therefor) to each Director, given verbally or in writing either personally, by telephone, by facsimile transmission, by mail, by courier service, by telegram or by telex. Special meetings shall also be called by the Secretary on like notice at the written request of a majority of the Directors.

4.11 Quorum and Powers of a Majority. At all meetings of the Board of Directors and of each committee thereof, a majority of the total number of members shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Board of Directors or such committee, unless by express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control. In the absence of a quorum, a majority of the members present at any meeting may, without notice other than announcement at the meeting, adjourn such meeting from time to time until a quorum is present.

4.12 Waiver of Notice. Notice of any meeting of the Board of Directors, or any committee thereof, need not be given to any member if waived by him or her in writing, whether before or after such meeting is held, or if he or she shall sign then minutes or attend the meeting.

4.13 Manner of Acting.

(a) Members of the Board of Directors, or any committee thereof, may participate in any meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating therein can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(b) Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee.

4.14 Compensation.

(a) The Board of Directors, by a resolution or resolutions, may fix, and from time to time, change the compensation of directors.

(b) Each Director who is not also an employee of the Corporation shall be entitled to reimbursement from the Corporation for his or her reasonable expenses incurred in attending meetings of the Board of Directors or any committee thereof.

(c) Nothing contained in these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and from receiving compensation from the Corporation for services rendered to it in such other capacity.

4.15 Committees. The Board of Directors may, by resolution or resolutions adopted by the affirmative vote of a majority of the Board of Directors, designate one or more committees, each committee to consist of two or more directors, which to the extent provided in said resolution or resolutions shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided that no such committee shall have the power to (i) elect directors, (ii) alter, amend, or repeal these Bylaws or any resolution of the Board relating to such committee, (iii) appoint any member of such committee, (iv) declare any dividend or make any other distribution to the stockholders of the Corporation or (v) take any other actions which may lawfully be taken only by the full Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolutions adopted by the Board of Directors.

4.16 Committee Procedure.

(a) Except as otherwise provided by these Bylaws, each committee shall adopt its own rules governing the time, place and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules or by resolution of the Board of Directors. Unless otherwise provided by these Bylaws or any such rules or resolutions, notice of the time and place of each meeting of a committee shall be given to each member of such committee as provided in Section 4.10 of these Bylaws with respect to notices of special meetings of the Board of Directors.

(b) Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

(c) Any member of any committee may be removed from such committee either with or without cause, at any time, by resolution adopted by the affirmative vote of a majority of the Board of Directors at any meeting thereof. Any vacancy in any committee shall be filled by the Board of Directors in the manner prescribed by these Bylaws for the original appointment of the members of such committee.

4.17 Executive Committee. There may be established an Executive Committee. The Chairman of the Board shall be a member and shall act as Chairman of the Executive Committee. In addition, the Board of directors shall elect from its members the remaining members of the Executive Committee.

The Executive Committee shall, to the fullest extent of the DGCL, have and may exercise in the intervals between meetings of the Board of Directors, all the powers of the whole Board of Directors in its management of the affairs and business of the Corporation, except those powers expressly denied in Section 4.15 of these Bylaws.

Meetings of the Executive Committee may be called at any time by the Chairman of the Board and shall be held at the general office of the Corporation or at such other place, within or without the State of Delaware, as the Chairman of the Board may designate, on not less than one day’s notice to each member of the Executive Committee, given verbally or in writing either personally, by telephone, by facsimile transmission, by mail, by telegram or telex.

5. OFFICERS.

5.01 Number.

(a) The officers of the Corporation shall include a Chief Executive Officer, a President, one or more Vice Presidents (including one or more Executive Vice Presidents and one or more Senior Vice Presidents if deemed appropriate by the Board of Directors), a Secretary and a Treasurer. The Board of Directors shall also elect a Chairman of the Board pursuant to Section 5.02. The Board of Directors may also elect such other officers as the Board of Directors may from time to time deem appropriate or necessary. Except for the Chairman of the Board, none of the officers of the Corporation need be a director of the Corporation. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

(b) The Chairman of the Board shall be the Chief Executive Officer unless the Board of Directors, by resolution adopted by the affirmative vote of not less than a majority of the directors than in office, designates the President or some other person as Chief Executive Officer. If at any time the offices of the Chairman of the Board and Chief Executive Officer shall not be filled, the President shall also be the Chief Executive Officer.

(c) The Board of Directors may delegate to the Chief Executive Officer the power to appoint one or more employees of the Corporation as divisional or departmental Vice Presidents and fix the duties of such appointees. However, no such divisional or departmental Vice President shall be considered as an officer of the Corporation, the officers of the Corporation being limited to those officers elected by the Board of Directors.

5.02 Election of Officers. The officers of the corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the stockholders. Each such officer shall hold office for one year and until a successor shall have been duly elected and shall qualify in his or her stead unless the Board of Directors shall have provided by contract or otherwise in any particular case, or until such officer shall have resigned and his or her resignation shall have become effective, or until such officer shall have been removed in the manner hereinafter provided. Notwithstanding anything in this Section 5.02 to the contrary, the Chairman of the Board may be elected only by the vote of a majority to the directors then in office (who may include the director who is or is to be the Chairman of the Board).

5.03 Removal. Except as otherwise expressly provided in a contract duly authorized by the Board of Directors, any officer elected by the Board of Directors may be removed, either with or without cause, at any time by resolution adopted by the affirmative vote of the majority of the Board of Directors at any meeting thereof; provided that the Chairman of the Board may be removed by the vote of a majority of the directors then in office (excluding the director who is the Chairman of the Board).

5.04 Resignations. Any officer of the Corporation may resign at any time by giving written notice to the Board of Directors or the Chairman of the Board. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified herein, the acceptance of such resignation shall not be necessary to make it effective.

5.05 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term by election by the Board of Directors at any meeting thereof.

5.06 The Chairman of the Board.

(a) The Chairman of the Board shall have the powers and duties customarily and usually associated with the office of the Chairman of the Board. The Chairman of the

Board shall preside at meetings of the stockholders and of the Board of Directors. In the event of the Chairman of the Board’s temporary absence or disability and the absence or disability of the Chief Executive Officer and the President, the Chairman of the Board shall have the power to designate any director to preside at any or all meetings of the stockholders and of the Board of Directors.

(b) If at any time the office of President or Chief Executive Officer shall not be filled, or in the event of the disability of the President or Chief Executive Officer, the Chairman of the Board (if one shall be elected) shall have the duties and powers of the President or the Chief Executive Officer, as the case may be. The Chairman of the Board shall have such other powers and perform such greater or lesser duties as may be delegated to him or her from time to time by the Board of Directors.

5.07 The President. Unless the Board of Directors, by resolution adopted by the affirmative vote of not less than a majority of the directors then in office, designates some other person to serve as the Chief Operating Officer, the President shall serve as Chief Operating Officer and shall have such other powers and perform such other duties as may be delegated to him or her from time to time by the Board of Directors or the Chairman of the Board.

5.08 The Vice President. Each Vice President shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board or the President.

5.09 The Secretary and the Assistant Secretary.

(a) The Secretary shall attend meetings of the Board of Directors and meetings of the stockholders and record all votes and minutes of all such proceedings in a book or equivalent electronic database kept for such purpose and shall perform like duties for the committees of directors as provided for in these Bylaws when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board of Directors (except in case of meetings called by the Chairman of the Board in accordance with Sections 4.09 or 4.10). He or she shall have charge of the stock ledger (unless responsibility for maintaining the stock ledger is delegated to a transfer agent by the Board of Directors pursuant to Section 6.06) and such other books and papers as the Board of Directors may direct. He or she shall have all such further powers and duties as generally are incident to the position of Secretary or as may from time to time be assigned to him or her by the Board of Directors or the Chairman of the Board.

(b) Each Assistant Secretary shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board or the Secretary. In case of the absence or disability of the Secretary, the Assistant Secretary designated by the Secretary (or, in the absence of such designation, the senior Assistant Secretary) shall perform the duties and exercise the powers of the Secretary.

5.10 The Treasurer and the Assistant Treasurer.

(a) The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit moneys and other valuable effects in the name and to the credit of the Corporation in such as may be designated by the Board of Directors. He or she may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation.

(b) The Treasurer shall disburse funds of the Corporation as may from time to time be ordered by the Board of Directors, taking proper account of such disbursements, and render to the Board of Directors, the Chairman of the Board and President, whenever they may substantially affect the financial condition of the Corporation.

(c) Each Assistant Treasurer shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board, the President or the Treasurer.

5.11 Treasurer’s Bond. If required by the Board of Directors, the Treasurer or any Assistant Treasurer shall give the Corporation a bond in such form and with such surety or sureties as are satisfactory to the Board of Directors for the faithful performance of the duties of office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

5.12 Chief Executive Officer. The Chief Executive Officer shall have, subject to the supervision, direction and control of the Board of Directors, the general powers and duties of supervision, direction and management of the affairs and business of the Corporation usually vested in the Chief Executive Officer of the Corporation, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation.

5.13 Chief Operating Officer. The Chief Operating Officer shall, subject to the supervision, direction and control of the Chief Executive Officer and the Board of Directors, manage the day-to-day operations of the Corporation and, in general, shall assist the Chief Executive Officer.

6. STOCK.

6.01 Certificates; Uncertificated Shares of Stock. The shares of the Corporation’s stock may be certificated or uncertificated, as provided under Delaware law, and shall be entered into the books of the Corporation and registered as they are issued. Any certificate representing shares of stock shall be signed by the Chairman of the Board or a Vice Chairman, if any, or the Chief Executive Officer or the President or any Vice

President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issue. The Board of Directors may appoint a transfer agent and registrar and may make, or authorize any officer of the Corporation or such transfer agent to make, all such rules and regulations deemed expedient concerning the issue, transfer and registration of stock as are in compliance with and permitted by all applicable laws.

6.02 Transfers. Transfers of stock of the Corporation shall be made on the books of the Corporation only upon, in the case of certificated shares, surrender to the Corporation of a certificate for the shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, provided such succession, assignment, or transfer is not prohibited by the Certificate of incorporation, the Bylaws, applicable law or contract. Thereupon, the corporation shall cancel the old certificate, record the transaction upon its books and either issue a new certificate or uncertificated shares to the person entitled thereto. In the case of uncertificated shares, transfers of stock of the Corporation shall be made on the books of the Corporation only upon the receipt of proper transfer instructions from the registered owner of uncertificated shares in such form as the Corporation or its transfer agent may reasonably require.

6.03 Lost, Stolen or Destroyed Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or an affirmation of that fact, and may be required to give the Corporation a bond of indemnity in satisfaction form and with one or more satisfactory sureties, whereupon a new certificate or uncertificated shares may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

6.04 Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at a meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors shall fix, in advance, a record date, which shall not be more than 60 nor less than 10 calendar days before the date of such meting, nor more than 60 calendar days prior to any other action.

(b) If no record date is fixed by the Board of Directors, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if the notice next preceding the day on which the meeting was held and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) A determination of stockholders of record entitled to notice for or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjournment meeting.

6.05 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares as the person entitled to exercise the rights referred to in Section 6.04 and shall not be bound to recognize any equitable or other claim to or interest in any such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Delaware.

6.06 Additional Powers of the Board.

(a) In addition to those powers set forth in Section 4.01, the Board of Directors shall have power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

(b) The Board of Directors may appoint and remove transfer agents and registrars of transfers, and may require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.

(c) The Board of Directors shall have power and authority to create ad issue (whether or not in connection with the issue and sale of any stock or securities of the Corporation) warrants, rights or options entitling the holders thereof to purchase from the Corporation any shares of any class or classes or any other securities of the Corporation for such consideration and to such person, forms or corporations as the Board of Directors, in its sole discretion, may determine, setting aside from the authorized but unissued stock of the Corporation the requisite number of shares for issuance upon the exercise of such warrants, rights or options. Such warrants, rights or options shall be evidenced by such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, the time or time (which may be limited or unlimited in duration) at or within which, and the price or prices at which any such shares or other securities may be purchased from the Corporation upon the exercise of any such warrant, right or option shall be such as shall be fixed and stated in a resolution or resolutions of the Board of Directors providing for the creation and issue of such warrants, rights, or options.

7. MISCELLANEOUS.

7.01 Place and Inspection of Books.

(a) The books of the Corporation other than such books as are required by law to be kept within the State of Delaware shall be kept in the State of New Jersey or at such other place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

(b) At least 10 calendar days before each meeting of stockholders, the officer in charge of the stock ledger of the Corporation shall prepare a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

(c) The Board of Directors shall determine from time to time whether, when and under what conditions and regulations the accounts and books of the Corporation (except such as may be by law specifically open to inspection or as otherwise provided by these Bylaws) or any of them shall be open to the inspection of the stockholders and the stockholders’ rights in respect thereof.

7.02 Indemnification of Directors, Officers, Employees and Agents.

(a) The Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, in itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees), actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonable believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c) The Corporation may, at the discretion of the Board of Directors, indemnify all employees and agents of the Corporation (other than directors and officers) to the extent that directors and officers shall be indemnified pursuant to subsections (a) and (b).

(d) To the extent that a person who may be entitled to indemnification by the Corporation under this section is or has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him or her in connection therewith.

(e) Any indemnification under subsections (a), (b) or (c) shall be made by the Corporation only as authorized in the specific case upon determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (a) or (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who were not parties to such action, suit or proceeding even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

(f) Expenses, including attorney’s fees, incurred by an officer or director in defending a civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this section. Such expenses, including attorneys’ fees, incurred by other employees and agents shall be so paid upon terms and conditions, if and as the Board of Directors deems appropriate.

(g) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of the stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(h) The provisions of this section shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the estate, executors, administrators, spouse, heirs, legatees or devisees of a person entitle to indemnification administrators, spouse, heirs, legatees or devisees of such person.

(i) For the purpose of this section 7.02, (i) references to the Corporation shall be deemed to include any predecessor corporation and any constituent corporation absorbed in a merger, consolidation or other reorganization of or by the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who was a director, officer, employee or agent of such predecessor or constituent corporation, or served at the request of such predecessor or constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 7.02 with respect to the Corporation as such person would have with respect to such predecessor or constituent corporation if its separate existence had continued, and (ii) all other terms shall be deemed to have the meanings for such terms as set forth in Section 145 of the DGCL.

7.03 Dividends.

(a) Dividends may be declared at the discretion of the Board of Directors at any meeting thereof.

(b) Dividends may be paid to stockholders in cash or, when the directors shall so determine, in stock. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officers as to the value and amount of the assets, liabilities or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly by declared.

(c) Before payment of any dividend or any distribution of profits, there may be set aside out of the said surplus of the Corporation such sum or sums as the Board of Directors from time to time, in its discretion thinks proper as a reserve fund to meet contingencies, or for equalizing dividends, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation and the Board of Directors may abolish any such reserve in the matter in which it was created.

7.04 Execution of Deeds, Contracts and Other Agreements and Instruments. Subject to the specific directions of the Board of Directors, all deeds, mortgages and bonds entered into by the Corporation and all other written contracts and agreements to which the Corporation shall be a party shall be executed in its name and by the Chairman of the Board, the President or a Vice President, or such other person or persons as may be authorized by any such officer.

7.05 Checks. All checks, drafts, acceptances, notes and other orders, demands or instruments with respect to the payment of money be signed or endorsed on behalf of the Corporation by such officer or officers or by such agent or agents as the Board of Directors may from time to time designate.

7.06 Voting of Shares Held. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, if any, each of the Chief Executive Officer and President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, partnership, limited liability company or joint venture, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, partnership, limited liability company or joint venture or to consent in writing to any action by any such other corporation, partnership, limited liability company or joint venture or to consent in writing to any action by any such other corporation, partnership, limited liability company or joint venture; and the Chief Executive Officer or President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment, the Chief Executive Officer or President may themselves attend any meetings of the holders of shares or other securities of any such other corporation, partnership, limited liability company or joint venture and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation, partnership, limited liability company or joint venture.

7.07 Fiscal Year. The fiscal year of the Corporation shall correspond with the calendar year.

7.08 Gender/Number as used in these Bylaws, the masculine, feminine or neuter gender, and the singular or plural number, shall each include the others whenever the context so indicates.

7.09 Paragraph Titles. The titles of the paragraphs have been inserted as a matter of reference only and shall not control or affect the meaning or construction of any of the terms and provisions hereof.

7.10 Amendment. These Bylaws may be altered, amended or repealed by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote at any meeting of the stockholders or by resolution adopted by the affirmative vote of not less than a majority of the directors in office at any annual or regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting; provided, however, that any provision of these Bylaws adopted or required to be adopted pursuant to the DGCL by the stockholders of the Corporation shall only be amended by the affirmative vote of a majority of the votes entitled to be cast on such matter.

7.11 Certificate of Incorporation. Notwithstanding anything to the contrary contained herein, if any provision contained in these Bylaws is inconsistent with or conflicts with a provision of the Certificate of Incorporation of the Corporation, such provision of these Bylaws shall be superseded by the inconsistent provision in the Certificate of Incorporation to the extent necessary to give effect to such provision in the Certificate of Incorporation.